EXHIBIT 99.1

Golden Matrix Group Announces Strong Second Quarter Financial Results

Las Vegas, NV – August 13, 2024 – Golden Matrix Group, Inc. (NASDAQ: GMGI)(“Golden Matrix”, “GMGI” or the “Company”), a developer and licensor of online gaming platforms, systems, and gaming content, is pleased to announce its financial results for the second quarter of 2024 and year to date, demonstrating robust growth and continued operational success.

The full visual presentation and the webcast earnings call can be accessed on the Golden Matrix Group website at goldenmatrix.com/events-presentations/

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Second quarter consolidated revenue grew 75% to $39.4 million, compared to the second quarter of 2023, a continuation of the strong trend shown in the last quarter whilst YTD revenue grew by 41% to $64.3 million, compared to the first half of 2023.

•	Second quarter consolidated gross profits increased by 31% to $21.7 million and YTD gross profits also increased by 17% to $39.4 million, each compared to the same periods in 2023.

•	Second Quarter Net Income of $15,000 impacted by non-cash items as well as considerable one-off acquisition, restructuring and implementation costs related to the recent acquisition.

•

Second quarter consolidated Adjusted EBITDA (AEBITDA) was consistent at $5 million, compared to the second quarter of 2023, while recognising the one-time costs of completion and implementation of the Meridianbet – Golden Matrix acquisition. *

•	Shareholders’ equity of the Company grew 52% to $89.5 million, compared to December 31, 2023.

•	Net Debt Leverage ratio of only 1.6 as of June 30, 2024. *

•	Cash on hand as of 31st July at over $40 million, a 96% increase over December 31, 2023, cash on hand of $20.4 million.

Brian Goodman, CEO of Golden Matrix Group, commented, “I am pleased to report that the consolidation of Meridianbet has been seamless, and we have gained strong momentum following the acquisition, as evidenced by our successful results.

Our second quarter delivered exceptional results, driven by operational success across all business units. We have maintained high performance through product diversity and cross-platform initiatives.”

Zoran Milošević, CEO of Meridianbet, added, "Meridianbet’s key performance indicators for this quarter reflect its strong performance, ongoing growth and market expansion.

The solid results of this past quarter are further evidence of our belief that our strategy and positioning to capture the opportunities ahead of us are sound and are expected to lead to further growth and scale.

The quarter has been marked by significant achievements and promising opportunities and I am excited about the future of this newly consolidated and diversified business.”

For additional information on Golden Matrix’s financial performance, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which has been filed with the SEC today and is available at https://www.nasdaq.com/market-activity/stocks/gmgi/sec-filings or www.sec.gov.

* Adjusted EBITDA, Net Debt and Net Debt Leverage are non-GAAP financial measures. See also “Non-GAAP Financial Measures” and “Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense and Restructuring Costs" and “Reconciliation of Net Debt and Leverage Calculation”, included in the tables at the end of this release.

In terms of GAAP accounting and Meridianbet being the accounting acquirer, the comparisons presented are correctly stated and are reflective of our new structure. Comparisons presented in terms of GAAP are the consolidated Company’s results against Meridianbet Group historical results and not against Golden Matrix Group’s, historical results.

The full visual presentation and the earnings call can be accessed on the Golden Matrix Group website at goldenmatrix.com/events-presentations/

For more information, please visit our website at goldenmatrix.com.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms for its extensive list of clients and RKings, its B2C division, operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets. The Company also owns and operates MEXPLAY, a regulated online casino in Mexico.

Meridianbet Group, founded in 2001 and acquired by Golden Matrix in 2024, is a well-established online sports betting and gaming group, licensed and currently operating in 15 jurisdictions across Europe, Africa and South America. Meridianbet Group’s successful business model utilizes proprietary technology and scalable systems, thus allowing it to operate in multiple countries and currencies and with an omni-channel approach to markets, including retail, desktop online and mobile.

The companies’ sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

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Non-GAAP Financial Measures

Adjusted EBITDA or AEBITDA, Net Debt and Net Debt Leverage, which are discussed above, are “non-GAAP ﬁnancial measures” presented as a supplemental measure of the Company’s performance. Adjusted EBITDA, Net Debt and Net Debt Leverage are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest expense, interest income, taxes, depreciation and amortization, and also excludes stock-based compensation expense and restructuring costs. Net Debt is defined as total debt less cash and cash equivalents. Net Debt Leverage Ratio is defined as net debt as of the balance sheet date divided by annualized adjusted EBITDA for the quarter then ended. We believe that using Net Debt and Net Debt Leverage Ratio is useful to investors in determining our leverage ratio since we could choose to use cash and cash equivalents to retire debt. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA, Net Debt and Net Debt Leverage are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA, Net Debt and Net Debt Leverage do not reﬂect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA, Net Debt and Net Debt Leverage do not reﬂect changes in, or cash requirements for, working capital needs; Adjusted EBITDA, Net Debt and Net Debt Leverage do not reﬂect the signiﬁcant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Net Debt and Net Debt Leverage do not reﬂect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA, Net Debt and Net Debt Leverage differently than the Company does, limiting their usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP ﬁnancial measures, please see the section titled “Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense and Restructuring Costs” and “Reconciliation of Net Debt and Leverage Calculation”, included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the amount, timing, and sources of funding for the Company’s repurchase program, the fact that common share repurchases may not be conducted in the timeframe or in the manner the Company expects, or at all, the ability of the Company to obtain the funding required to pay certain Meridianbet Group acquisition post-closing obligations, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; potential lawsuits regarding the acquisition; dilution caused by the terms of an outstanding convertible note and warrants, the Company’s ability to pay amounts due under the convertible note and covenants associated therewith and penalties which could be due under the convertible note and securities purchase agreement related thereto for failure to comply with the terms thereof; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and the conflict in Israel, changing interest rates and inflation, and risks of recessions; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the availability of funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock, convertible securities and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the sellers of the Meridianbet Group hold voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

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Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended October 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and future periodic reports on Form 10-K and Form 10‑Q. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Golden Matrix Group

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Investors:

Brett Milotte

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Brian Ruby

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Golden Matrix Group, Inc. and Subsidiaries
Consolidated Balance Sheets
	As of	As of
	30-Jun-24	31-Dec-23
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$32,829,744	$20,405,296
Accounts receivable, net	7,224,485	2,674,967
Accounts receivable – related parties	761,233	399,580
Taxes receivable	428,594	997,778
Inventory	3,340,198	133,905
Prepaid expenses	1,514,567	328,400
Other current assets	2,456,557	1,989,476
Total current assets	48,555,378	26,929,402

Non-current assets:
Goodwill & intangible assets, net	105,176,593	15,107,422
Property, plant & equipment, net	27,745,235	27,826,594
Investments	230,402	237,828
Deposits	5,748,865	5,586,495
Operating lease right-of-use assets	4,064,117	4,147,375
Other non-current assets	17,129	17,864
Total non-current assets	142,982,341	52,923,578
Total assets	$191,537,719	$79,852,980

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$9,364,065	$8,751,562
Accounts payable - related parties	22,228	12,605
Current portion of operating lease liability	1,686,724	2,299,317
Current portion of long-term loan	6,030,876	-
Taxes payable	3,197,227	6,137,513
Other current liabilities	1,079,981	581,644
Contingent liability	632,100	-
Current portion of consideration payable	29,300,000
Total current liabilities	51,313,201	17,782,641

Non-current liabilities:
Non-current portion of operating lease liability	2,280,408	1,795,870
Non-current portion of long-term loan	19,420,224	-
Other non-current liabilities	132,373	287,920
Non-current portion of consideration payable - Meridian acquisition	25,000,000	-
Convertible note	3,000,000	-
Total non-current liabilities	49,833,005	2,083,790
Total liabilities	$101,146,206	$19,866,431

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 0 shares issued and outstanding, respectively	-	-
Preferred stock, Series C: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 300,000,000 shares authorized; 120,801,977 and 83,475,190 shares issued and outstanding, respectively	$1,208	$835
Stock payable	120,000	-
Stock payable - related party	30,166	-
Additional paid-in capital	32,210,148	3,044,894
Accumulated other comprehensive income (loss)	(5,413,521)	(3,307,578)
Accumulated earnings	62,582,800	59,296,675
Total shareholders’ equity of GMGI	89,530,801	59,034,826
Noncontrolling interests	860,712	951,723
Total equity	90,391,513	59,986,549
Total liabilities and equity	$191,537,719	$79,852,980

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Golden Matrix Group, Inc and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenues	$39,415,242	$22,578,810	$64,265,829	$45,515,122
Cost of goods sold	(17,729,700)	(6,040,914)	(24,888,357)	(11,826,572)
Gross profit	21,685,542	16,537,896	39,377,472	33,688,550

Operating expenses
Selling, general and administrative expenses	21,560,430	12,610,305	35,558,239	24,933,761
Income from operations	125,112	3,927,591	3,819,233	8,754,789

Other income (expense):
Interest expense	(32,484)	(19,523)	(36,855)	(27,881)
Interest earned	69,666	6,260	104,548	9,725
Foreign exchange loss	(131,458)	(92,384)	(118,521)	(45,331)
Other income	509,759	312,637	1,002,909	506,227
Total other income	415,483	206,990	952,081	442,740
Net income before tax	540,595	4,134,581	4,771,314	9,197,529
Provision for income taxes	524,969	418,241	806,666	831,537
Net income	$15,626	$3,716,340	$3,964,648	$8,365,992
Less: Net income (loss) attributable to noncontrolling interest	(49,299)	90,290	(91,011)	129,388
Net income attributable to GMGI	$64,925	$3,626,050	$4,055,659	$8,236,604

Weighted average ordinary shares outstanding:
Basic	120,582,719	83,475,190	102,028,954	83,475,190
Diluted	128,455,184	83,475,190	105,965,187	83,475,190
Net income per ordinary share attributable to GMGI:
Basic	$0.00	$0.04	$0.04	$0.10
Diluted	$0.00	$0.04	$0.04	$0.10

Net income	15,626	3,716,340	3,964,648	8,365,992
Foreign currency translation adjustments	(301,263)	(666,820)	(2,105,943)	175,775
Comprehensive income	(285,637)	3,049,520	1,858,705	8,541,767
Less: Net income (loss) attributable to noncontrolling interest	(49,299)	90,290	(91,011)	129,388
Comprehensive income attributable to GMGI	(236,338)	2,959,230	1,949,716	8,412,379

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Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense, and Restructuring Costs.

	Three Months Period Ended		Six Months Period Ended
	30-Jun-24	30-Jun-23	30-Jun-24	30-Jun-23
Net income	$15,626	$3,716,340	$3,964,648	$8,365,992
+ Interest expense	32,484	19,523	36,855	27,881
- Interest income	(69,666)	(6,260)	(104,548)	(9,725)
+ Taxes	524,969	418,241	806,666	831,537
+ Depreciation	826,664	883,422	2,028,263	1,739,496
+ Amortization	1,913,047	475,689	2,355,366	936,652
EBITDA	$3,243,124	$5,506,955	$9,087,250	$11,891,833
+ Stock-based compensation	1,638,052	-	1,638,052	-
+ Restructuring costs	546,986	35,858	593,349	192,162
Adjusted EBITDA	$5,428,162	$5,542,813	$11,318,651	$12,083,995

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Reconciliation of Net Debt and Leverage Calculation

Debt	$68,451,100
Less: cash and cash equivalents	32,829,744
Net debt	35,621,356
Divided by: annualized adjusted EBITDA	21,712,648
Net debt leverage ratio	1.6

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